As filed with the Securities and Exchange Commission on December 22, 1994

                                        Registration No.

=============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                              ----------------

                                  FORM  S-8

                           REGISTRATION  STATEMENT

                                    UNDER

                         THE SECURITIES ACT OF 1933

                              ----------------

                      O G D E N  C O R P O R A T I O N
               (Exact Name of issuer as specified in charter)


     DELAWARE                                     13-5549268
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)


                     Two Pennsylvania Plaza - 25th Floor
                          New York, New York 10121
             (Address of Principal Executive Offices) (Zip Code)

                              ----------------


                            OGDEN PROJECTS, INC.
                              STOCK OPTION PLAN
                          (Full title of the plan)

                            J. L. Effinger, Esq.
                  Associate Counsel and Assistant Secretary
                              Ogden Corporation
                           Two Pennsylvania Plaza
                          New York, New York 10121
                               (212) 868-6126
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)







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                       CALCULATION OF REGISTRATION FEE

   ======================================================================

Title of       Amount to      Proposed       Proposed       Amount of
each class     be             Maximum        Maximum        Registration
of             registered     Offering       Aggregate      Fee
securities                    Price per      Offering
to be                         Share/         Price
Registered                    Unit (*)
_____________________________________________________________________________


Common         290,921        $19.0625       $5,545,681.56  $1,912.30
Stock, par     shares
value $.50
per share

Rights to      290,921        $ (**)         $ (**)         $ (**)
Purchase
Preferred
Stock


(*) Estimated solely for the purpose of calculating the amount of the registration fee, with respect to shares subject to options granted prior to the date hereof, pursuant to Rule 457(h) on the basis of the exercise prices of such options and, with respect to remaining shares, pursuant to Rule 457(c), on the basis of the average of the high and low prices reported on the New York Stock Exchange-Composite Tape on December 20, 1994.

(**) Included in the amounts indicated with respect to the Common Stock.
                                PART II

            Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference

          The following documents filed with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

          (a) The Annual Report on Form 10-K of Ogden Corporation (the "Registrant") for the year ended December 31, 1993.

          (b) All other reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since December 31, 1993.

          (c) The description of the Registrant's Common Stock and the Rights to Purchase Preferred Stock contained in a registration statement filed under Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

          All other reports and documents filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Item 4.   Description of Securities

          Not Applicable

Item 5.   Interest of Named Experts and Counsel

          Not Applicable

Item 6.   Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law (the "Delaware Law") provides for indemnification of a director or officer against expenses, judgements, fines and other amounts incurred in connection with actions against him, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, or for a criminal matter, if he had no reasonable cause to believe his conduct was unlawful. However, in the case of a derivative action, indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and then only if and to the extent that the appropriate court determines that such person is fairly and reasonably entitled to such indemnification. Section 145 (f) of the Delaware Law permits advancement of expenses to a director or officer in such actions. In addition, Section 102(b) of the Delaware Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director for monetary damages for breach of his fiduciary duty of care, but not for breaches of loyalty to the corporation and its stockholders, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, or transactions from which a director derives improper benefit.

          Section 16-A of the Registrant's By-Laws, as amended, provides for indemnification of the Registrant's directors and officers to the full extent permitted under the Delaware Law. Section 20 of the Registrant's Certificate of Incorporation, as amended, also eliminates the personal liability of the Registrant's directors for monetary damages for breach of fiduciary duty to the extent permitted under the Delaware Law.

          In addition, the Registrant has in force directors' and officers' liability insurance and corporate reimbursement insurance.

Item 7.   Exemption From Registration Claimed

          Not Applicable

Item 8.   Exhibits

          Exhibit Number

           (4) (a) Ogden's Restated Certificate of Incorporation as amended (filed as Exhibit (4)(a) to Ogden's Form 10-Q for the quarter ended September 30, 1990 and incorporated herein by reference).

               (b)       Ogden's By-Laws, as amended (filed as Exhibit
                         (3)(2) to Ogden's Form 10-K for fiscal year ended December 31, 1993 and incorporated herein by reference).

               (c) Fiscal Agency Agreement between Ogden and Bankers Trust Company, dated as of June 1, 1987 and Offering Memorandum dated June 12, 1987, relating to U.S. $85 million Ogden 6% Convertible Subordinated Debentures, Due 2002 (filed as Exhibits (C) (3) and (C) (4) to Ogden's Form 8-k filed with the Securities and Exchange Commission on July 7, 1987 and incorporated herein by reference).

               (d) Fiscal Agency Agreement between Ogden and Bankers Trust Company, dated as of October 15, 1987, and Offering Memorandum, dated October 15, 1987, relating to U.S. $75 million Ogden 5-3/4% Convertible Subordinated Debentures, Due 2002 (Filed as Exhibit (4) to Ogden's Form S-3 Registration Statement filed with the Securities and Exchange Commission on December 4, 1987, Registration No. 33-18875, and incorporated herein by reference).

               (e) Rights Agreement, dated as of September 20, 1990, between Ogden and Manufacturers Hanover Trust Company as Rights Agent (filed as an exhibit to Ogden's Form 8-A Registration Statement filed with the Securities and Exchange Commission on September 28, 1990).

               (f) Indenture dated as of March 1, 1992 from Ogden Corporation to The Bank of New York, Trustee, which provides for the issuance by Ogden from time to time of its unsecured notes in one or more series (filed as Exhibit (4)(c) to Ogden's Form 10-K for fiscal year ended December 31, 1991, and incorporated herein by reference).

           (5)           Opinion regarding Legality

          (10)           Amendment to Ogden Projects, Inc.
                         Employees' Stock Option Plan

          (23)           Consent of  Independent Auditors


Item 9.   Undertakings

          (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a) (3) of the 1933 Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (c) (1) (i) and (c) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference herein.

               (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                             INDEX TO EXHIBITS


Exhibit No.         Exhibit

 4   (a)            Ogden's Restated Certificate of Incorporation as amended
                    (filed as exhibit (4)(a) to Ogden's Form 10-Q for the quarter ended September 30, 1990 and incorporated herein by reference).

     (b) Ogden By-Laws, as amended (filed as Exhibit (3)(2) to Ogden's Form 10-K for fiscal year ended December 31, 1993 and incorporated herein by reference).

     (c) Fiscal Agency Agreement between Ogden and Bankers Trust Company, dated as of June 1, 1987, and Offering Memorandum dated June 12, 1987, relating to U.S. $85 million Ogden 6% Convertible Subordinated Debentures, Due 2002 (filed as Exhibits (C) (3) and (C) (4) to Ogden's Form 8-K filed with the Securities and Exchange Commission on July 7, 1987 and incorporated herein by reference).

     (d) Fiscal Agency Agreement between Ogden and Bankers Trust Company, dated as of October 15, 1987, and Offering Memorandum, dated October 15, 1987, relating to U.S. $75 million Ogden 5-3/4% Convertible Subordinated Debentures, Due 2002 (filed as Exhibit (4) to Ogden's Form S-3 Registration Statement filed with the Securities and Exchange Commission on December 4, 1987, Registration No. 33-18875, and incorporated herein by reference).

     (e) Rights Agreement, dated as of September 20, 1990, between Ogden and Manufacturers Hanover Trust Company as Rights Agent (filed as an exhibit to Ogden's Form 8-A Registration Statement filed with the Securities and Exchange Commission on September 28, 1990).

     (f) Indenture dated as of March 1, 1992 from Ogden Corporation to The Bank of New York, Trustee, which provides for the issuance by Ogden from time to time of its unsecured notes in one or more series (filed as Exhibit (4)(c) to Ogden's Form 10-K for fiscal year ended December 31, 1991, and incorporated herein by reference).

 5                  Opinion regarding Legality, transmitted herewith.

10 Amendment to Ogden Projects, Inc. Employees' Stock Option Plan, transmitted herewith.

23                  Consent of Independent Auditors, transmitted herewith.

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 22nd day of December, 1994.

                                   OGDEN CORPORATION

                              By:  /S/ R. Richard Ablon

                                   R. Richard Ablon
                                   President and Chief Executive Officer
                                   (Chief Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 22, 1994.

SIGNATURE                                         TITLE

/S/ Ralph E. Ablon                                Chairman of the Board
Ralph E. Ablon                                    and Director

/S/ R. Richard Ablon                              President, Chief Executive
R. Richard Ablon                                  Officer and Director

/S/ Constantine G. Caras                          Executive Vice President,
Constantine G. Caras                              Chief Administrative
                                                  Officer and Director

/S/ Philip G. Husby                               Senior Vice President and
Philip G. Husby                                   Chief Financial Officer
                                                  (Chief Financial Officer)

/S/ Robert M. DiGia                               Vice President, Controller
Robert M. DiGia                                   and Chief Accounting
                                                  Officer
                                                  (Chief Accounting Officer)

/S/ David M. Abshire                              Director
David M. Abshire

/S/ Norman G. Einspruch                           Director
Norman G. Einspruch

/S/ Attallah Kappas                               Director
Attallah Kappas

                                                  Director
Terry Allen Kramer

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/S/ Maria P. Monet                                Director
Maria P. Monet

/S/ Judith D. Moyers                              Director
Judith D. Moyers

/S/ Homer A. Neal                                 Director
Homer A. Neal

/S/ Stanford S. Penner                            Director
Stanford S. Penner

/S/ Jesus Sainz                                   Director
Jesus Sainz

/S/ Frederick Seitz                               Director
Frederick Seitz

/S/ Robert E. Smith                               Director
Robert E. Smith

/S/ Helmut Volcker                                Director
Helmut Volcker

/S/ Abraham Zaleznik                              Director
Abraham Zaleznik